SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 12, 2003

(Date of earliest event reported)

F&M BANK CORP.

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

205 S. Main Street P.O. Box 1111 Timberville, Virginia (Address of Principal Executive Offices)	22853 (Zip Code)

Registrant’s telephone number, including area code:

(540) 896-8941

Item 5.

Other Events and Required FD Disclosure.

On June 12, 2003, the Board of Directors of F&M Bank Corp. (the “Company”) approved the payment of a cash dividend in the amount of $0.17 per share to holders of the Company’s common stock, par value $5.00 per share (“Common Stock”), as of July 8, 2003.  The cash dividend will be payable on August 5, 2003.  In addition, the Board of Directors of the Company approved the repurchase of up to 50,000 shares of Common Stock from time to time as, in the opinion of management, market conditions warrant.  Repurchases may be made on the open market or in privately negotiated transactions at prices not exceeding prevailing market rates.  Repurchased shares will be held as unissued stock and will be available for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F&M BANK CORP.

        (Registrant)

Date:  June 12, 2003

By:

/s/ Julian D. Fisher

Julian D. Fisher

President and Chief Executive Officer